Exhibit 4.2

Execution Version

THIS PROMISSORY NOTE (THIS “PROMISSORY NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Note Amount: $[ ⚫ ]	Dated as of March 26, 2023

Pursuant to that certain Convertible Notes Indenture, dated as of August 26, 2022 (the “Indenture”), by and among Nogin, Inc., a Delaware corporation (the “Company”), Nogin Commerce, Inc., a Delaware corporation, and Native Brands Group LLC, a California limited liability company, as guarantors (collectively, the “Guarantors” and each, a “Guarantor”), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), the Company was obligated to pay interest accrued on the Notes (as defined in the Indenture) on March 1, 2023 (the “Scheduled Interest Payment”). As partial consideration for the Company’s failure to timely make the Scheduled Interest Payment (such failure, the “Specified Default”) and the waiver by the holders of the Notes of the Specified Default and any payment obligation of the Company under the Indenture with respect to the Scheduled Interest Payment and the payment of interest on September 1, 2023 pursuant to that certain Limited Waiver and Consent, dated on or about the date hereof, the Company hereby promises to pay to the order of [ ⚫ ] (the “Holder”), or its registered assigns or successors in interest (as applicable, the “Payee”), or order, the principal sum of [ ⚫ ] dollars ($[ ⚫ ])1 or such lesser amount as shall remain unpaid under this Promissory Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Promissory Note shall be made by check or wire transfer of immediately available funds or as otherwise mutually agreed by the Company and Payee to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Promissory Note.

1. Principal. The entire unpaid principal balance of this Promissory Note shall be due and payable on March 26, 2025 (the “Maturity Date”). The principal balance of this Promissory Note may not be prepaid, in whole or in part, prior to the Maturity Date without the prior written consent of the Payee; provided, however, that the Company shall be required to prepay all or a portion of the principal balance of this Promissory Note (together with interest accrued on such amount to, but excluding, the prepayment date) as set forth in Section 3. Under no circumstances shall any individual, including but not limited to any officer, director, employee or equityholder of the Company, be obligated personally for any obligations or liabilities of the Company hereunder. Notwithstanding the foregoing, nothing in this Section 1 shall prohibit an individual from being liable in his or her capacity as an officer, director, employee or equityholder of the Company in the case of fraud or willful misconduct by such individual in connection with this Promissory Note.

[1]	NTD: To be equal to the March and September 2023 coupon payments.

2. Interest. Commencing on the date hereof, simple interest shall accrue on the unpaid principal balance of this Promissory Note at a rate equal to seven percent (7%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the date hereof until the principal balance and all interest accrued thereon are paid or satisfied, as provided herein. Accrued interest on the Promissory Note shall be due and payable on the Maturity Date; provided that in the event of any prepayment of the Promissory Note, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment.

3. Mandatory Prepayment. If the Company completes the April 2023 Equity Offering (such term used herein as defined in the Indenture as amended and restated as of the date hereof) on or prior to April 30, 2023 and the Payee (or an affiliate of the Payee) purchases securities in such offering, then the Payee shall have the option to require the Company to prepay a portion of the principal balance of this Promissory Note less than or equal to the gross proceeds to the Company from the purchases by Payee (or its affiliate) in the April 2023 Equity Offering (the “Prepayment Option”). The Payee may exercise its Prepayment Option pursuant to this Section 3 by delivering written notice to the Company within ten business days following the delivery of notice to the Payee of the closing and funding of the April 2023 Equity Offering. The Company shall prepay the applicable amount of the principal balance of this Promissory Note (together with interest accrued on such amount to, but excluding, the prepayment date) as promptly as practicable and in any case no later than the third business day following the exercise by Payee of its option pursuant to this Section 3.

4. Application of Payments. All payments shall be applied first to any accrued but unpaid interest and then to the reduction of the unpaid principal balance of this Promissory Note.

5. Security. This Promissory Note is a general unsecured obligation of the Company.

6. Events of Default. The following shall constitute an event of default (“Event of Default”):

a. Failure to Pay. The Company’s failure to pay when due (whether at maturity or upon redemption in accordance with the terms of Section 3) the principal balance of this Promissory Note plus any applicable interest to the Payee on or before the Maturity Date.

b. Defaults. A default by the Company or any of the Company’s subsidiaries, with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least one million dollars ($1,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s subsidiaries, whether such indebtedness exists as of the date hereof or is thereafter created, where such default (i) constitutes a failure to pay the principal amount of, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise or (ii) results in such indebtedness becoming or being declared due and payable before its stated maturity.

c. Voluntary Bankruptcy. The Company, the Guarantors or any of their Significant Subsidiaries (as defined in the Indenture), pursuant to or within the meaning of any Bankruptcy Law (as defined in the Indenture), either (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) takes any comparable action under any foreign Bankruptcy Law; or (vi) generally is not paying its debts as they become due.

d. Involuntary Bankruptcy. A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either (i) is for relief against the Company, the Guarantors or any of its Significant Subsidiaries in an involuntary case or proceeding; (ii) appoints a custodian of the Company, the Guarantors, or any of their Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries; (iii) orders the winding up or liquidation of the Company, the Guarantors, or any of their Significant Subsidiaries; or (iv) grants any similar relief under any foreign Bankruptcy Law.

e. Failure to Complete the April 2023 Equity Offering. The Company’s failure to complete the April 2023 Equity Offering on or prior to April 30, 2023, unless such failure is waived by at least 75% of the outstanding aggregate principal amount of Notes issued pursuant to the Indenture. Any consideration provided in exchange for the waiver described in this Section 6(e) shall be allocated pro rata amongst the Holders (as defined in the Indenture) based on their relative ownership of the Notes at the time of such waiver.

7. Remedies. Upon the occurrence of an Event of Default specified in Section 6, (i) the unpaid principal balance of this Promissory Note, and all other sums payable with regard to this Promissory Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee and (ii) the Payee shall be entitled to all costs and expenses, including reasonable attorney fees, it incurs in connection with the Event of Default and any and all efforts to compel performance of this Promissory Note through litigation or other legal means.

8. Guarantee. By its execution of this Promissory Note, each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that such Guarantor is guaranteeing the Company’s obligations under this Promissory Note for good and valuable consideration, including such substantial benefits. Subject to this Section 8, each of the Guarantors hereby, as a primary obligor and not merely as surety, jointly and severally, fully and unconditionally guarantees, to the Payee, the obligations of the Company under this Promissory Note, that the principal of, and interest on, the Promissory Notes will be promptly paid in full when due in accordance with this Promissory Note. Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

9. Waivers. Company recognizes that in the event it fails to perform, observe, or discharge any of its obligations or liabilities under this Promissory Note, any remedy at law may prove to be inadequate relief to the Payee; therefore, Company agrees that Payee shall be entitled to seek temporary and permanent injunctive relief. Company and all endorsers and guarantors (including, without limitation, the Guarantors) of, and sureties for, this Promissory Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Promissory Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Promissory Note, and all benefits that might accrue to Company by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Company agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

10. Unconditional Liability. The Company and each Guarantor hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Promissory Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Promissory Note, and agrees that additional endorsers, guarantors, or sureties may become parties hereto without notice to Company or any Guarantor or affecting Company’s or any Guarantor’s liability hereunder.

11. Notices. Any notice or communication by the Company or the Payee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address included on the signature page hereto. The Company or the Payee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications. All notices and communications will be deemed to have been duly given: (a) at the time delivered by hand, if personally delivered; (b) five (5) business days after being deposited in the mail, postage prepaid, if mailed; (c) when transmitted, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (d) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

12. Governing Law. THIS PROMISSORY NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS PROMISSORY NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE GUARANTORS AND THE PAYEE BY THEIR ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS PROMISSORY NOTE.

13. Severability. Any provision contained in this Promissory Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Company and the Payee. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights available in law or in equity.

15. Assignment. No assignment or transfer of this Promissory Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto (such consent not to be unreasonably withheld, conditioned or delayed) and any attempted assignment without the required consent shall be void; provided, however, that the Payee may assign or transfer this Promissory Note to any affiliate of the Payee without the prior written consent of the Company or the Guarantors and such transferee shall be deemed to be the “Payee” for all purposes hereunder.

16. Counterparts. This Promissory Note may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The exchange of copies of this Promissory Note and signature pages by email in .pdf or .tif format (and including any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Promissory Note as to the parties hereto and may be used in lieu of the original Note for all purposes. Such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties to this Promissory Note have caused this Promissory Note to be duly executed as of the date first written above.

NOGIN, INC.

By:
Name:
Title: Address: Email:

NOGIN COMMERCE, INC.

By:
Name:
Title: Address: Email:

NATIVE BRANDS GROUP LLC

By:
Name:
Title: Address: Email:

[ ⚫ ]

By:
Name:
Title: Address: Email:

[Signature Page to Promissory Note]